Exhibit 23
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We have issued our reports dated February 27, 2023, with respect to the consolidated financial statements and internal control over financial reporting included in the Annual Report of Titan International, Inc. on Form 10-K for the year ended December 31, 2022. We consent to the incorporation by reference of said reports in the Registration Statements of Titan International, Inc. on Form S-8 (File No. 333-220024).

/s/ GRANT THORNTON LLP

Southfield, Michigan
February 27, 2023